Exhibit 31.2

CERTIFICATION

I, Harry Green, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K of African Agriculture Holdings Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statements of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: April 29, 2024	By:	/s/ Harry Green
Harry Green
Chief Financial Officer
(Principal Financial and Accounting Officer)